LEVEL ONE BANCORP, INC.
LETTER OF TRANSMITTAL
To Tender for Exchange
4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 QIB CUISP #52730F AC8 / ISIN# US52730FAC86 (the “Notes”)
for
4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 that have been registered under the Securities Act of 1933 (the “Securities Act”) CUSIP #[_____] / ISIN# [_____]
PURSUANT TO THE PROSPECTUS
DATED [_____], 2020

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [_____], 2020, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.
The Exchange Agent is:
UMB Bank National Association
By Mail or Overnight Courier:
UMB Bank National Association
5555 San Felipe, Suite 870
Houston, Texas 77056
Attention: Mauri Cowen
Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile will not constitute a valid delivery. Only hard copies of this Letter of Transmittal will be accepted.
For procedural questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by email at mauri.cowen@umb.com. All other requests for information relating to the Offer shall be directed to the Company, at 32991 Hamilton Court, Farmington Hills, MI 48334, Attention: David C. Walker.
The Exchange Offer is not being mailed to, nor will tenders be accepted from or on behalf of, beneficial owners of outstanding Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Preliminary Instructions
The undersigned hereby acknowledges receipt of the prospectus dated [_____], 2020 (as it may be amended or supplemented from time to time, the “Prospectus”) of Level One Bancorp, Inc. (the “Company”) and this Letter of Transmittal (this “Letter of Transmittal”), which together constitute the Exchange Offer whereby the Company is offering to exchange its 4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 (in definitive form) (the “Old Notes”) for a like principal amount of its 4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (in global form) (the “New Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions. Following the completion of the Exchange Offer, neither the New Notes nor the Old Notes will be entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes, nor will they be entitled to additional interest under the circumstances described in that registration rights agreement relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issue.
This Letter of Transmittal is to be completed by all beneficial owners of Old Notes wishing to participate in the Exchange Offer.
The Company reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which the Exchange Offer is extended by the Company. In order to extend the Exchange Offer, the Company will notify the Exchange Agent, each registered holder and each beneficial owner of Old Notes by oral (confirmed in writing) or written notice or will issue a press release or other public announcement of such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes.
The Company has not provided guaranteed delivery procedures in conjunction with this Exchange Offer or under any of the Prospectus or other materials provided herewith.
BENEFICIAL OWNERS OF OUTSTANDING OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH BENEFICIAL OWNERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.
Ladies and Gentlemen:
Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”). The undersigned is the beneficial owner of all the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of the Tendered Notes, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Tendered Notes.
The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Tendered Notes with the full power of substitution to (i) deliver certificates for the Tendered Notes to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (ii) present the Tendered Notes for transfer on the books of the Company and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be an irrevocable power coupled with an interest.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Tendered Notes and that when such Tendered Notes are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim when the same are accepted by the Company and that the information set forth herein is correct.

If the undersigned is not a broker-dealer, the undersigned represents that it is not an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a “distribution”, as defined in the Securities Act, of New Notes and is acquiring the New Notes in its ordinary course of business.
If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Old Notes).
For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly Tendered Notes when, as and if the Company has given written notice thereof to the Exchange Agent.
The undersigned will, upon request, execute and deliver any additional documents to the Company deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and shall not be affected by, and shall survive the death or incapacity of, the undersigned. The undersigned understands that tenders of the Tendered Notes pursuant to the procedures described in the Prospectus and the instructions herein will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions set forth herein and in the Prospectus.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
BEFORE COMPLETING ANY BOX BELOW.
List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I DESCRIPTION OF TENDERED NOTES
Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)	Aggregate Principal Amount Represented by Certificate(s)	Aggregate Principal Amount Tendere**

Total:

*
Tenders of the Old Note(s) must be in a minimum principal amount of US$1,000 or an integral multiple of US$1,000 in excess thereof. Unless otherwise indicated in this column, a beneficial owner will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 2.

BOX II SIGNATURE (See Instructions 1 and 3)

,20__
,20__
,20__
Signatures by Tendering Beneficial Owners	Date

Telephone Number(s)

For any Tendered Notes, this Letter of Transmittal must be signed by the beneficial owner(s) as the name(s) appear(s) on the certificate(s) / book-entry(ies) for the Tendered Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act. See Instruction 3.
Name(s) _______________________________________________________________________________________________
(Please Type or Print)
Capacity(ies) ___________________________________________________________________________________________

Address(es)____________________________________________________________________________________________

(Including Zip Code)
Telephone Number(s)    ________________________________________________________________________________

LEVEL ONE BANCORP, INC.
INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER
Instruction 1: Delivery of this Letter of Transmittal and Tendered Notes. A beneficial owner of Old Notes may tender the same by properly completing and signing this Letter of Transmittal and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date.
The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.
Instruction 2: Partial Tenders. Tendered Notes must be in a minimum principal amount of US$1,000 or an integral multiple of US$1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of Old Notes held by the tendering beneficial owner is not tendered for exchange, then untendered Old Notes will be issued in global form.
Instruction 3: Signatures on this Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.
Instruction 4: Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. The tendering beneficial owner, however, will be required to pay any transfer taxes, whether imposed on the beneficial owner or any other person, if:

•	Tendered Notes are to be issued in the name of any person other than the registered or beneficial holder of the Tendered Notes so exchanged;

•	Tendered Notes are registered in the name of any person other than the undersigned; or

•	a transfer tax is imposed for any reason other than the exchange of Tendered Notes under the Exchange Offer.
If satisfactory evidence of payment of transfer taxes, if applicable per the above, is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering beneficial owner.
Instructions 5: Waiver of Conditions. The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.
Instruction 6: No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All beneficial owners of Tendered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Tendered Notes for exchange.
Instruction 7: Mutilated, Lost, Stolen or Destroyed Old Notes. Any beneficial owner whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the front cover hereof for further instructions.
Instruction 8: Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will, subject to applicable law, be final and binding. The Company reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company and the Exchange Agent also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. The Company’s and Exchange Agent’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will, subject to applicable law, be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as the Company and Exchange Agent shall determine. Although the Company intends to request the Exchange Agent to notify registered holders, beneficial owners and the Company of defects or irregularities with respect to tenders of Tendered Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured by the applicable registered holder(s) or beneficial owner(s) or waived to the Company’s and the Exchange Agent’s satisfaction. Any Tendered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering beneficial owners, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.
Instruction 9: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given written notice thereof to the Exchange Agent. If any Tendered Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Notes will be returned in accordance with the Exchange Agent’s procedures.
Instruction 10: Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and email set forth on the front cover hereof.